Exhibit 23.0


                         Consent of Independent Auditors


We hereby consent to the incorporation by reference in Registration Statement No. 333-25199 of Kenwood Bancorp Inc. on form S-8 of our report dated November 2, 1998, appearing in this Annual Report on Form 10K of Kenwood Bancorp Inc. for the year ended September 30, 1998.


/s/CLARK, SCHAEFER, HACKETT & CO.


CLARK, SCHAEFER, HACKETT & CO.
Cincinnati, OH

December 29, 1998